Exhibit 10(d)
December 14, 2006
Lincoln Electric Holdings, Inc.
The Lincoln Electric Company
22801 Saint Clair Avenue
Cleveland, OH 44117-1199
Attention: Chief Financial Officer

Re:	Amendment to Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 30, 2002
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 30, 2002 among Lincoln Electric Holdings, Inc., an Ohio corporation (“Holdings”) and The Lincoln Electric Company, an Ohio corporation (the “Company”, and, together with Holdings hereinafter referred to individually as an “Obligor” and collectively as the “Obligors”), The Prudential Insurance Company of America and each Prudential Affiliate which may become a party thereto in accordance with the terms thereof, pursuant to which the Obligors issued and sold and Prudential purchased the Obligors’ 8.73% senior Notes. The Obligors’ 8.73% senior Notes matured on November 26, 2003. Currently, there are no Shelf Notes outstanding under the Agreement. The parties hereto wish to extend the Issuance Period and to amend the Agreement in certain other respects. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     Pursuant to the request of the Obligors and in accordance with the provisions of Section 17 of the Agreement, the parties hereto agree as follows:
     SECTION 1. Amendment. From and after the date this letter becomes effective in accordance with its terms, the Agreement is amended as follows:
     1.1 The cover page to the Agreement is hereby amended to delete in its entirety the reference to “8.73% Senior Notes due November 26, 2003” appearing therein and to substitute therefore a reference to “$100,000,000”.
     1.2 Section 1A, Section 2A and Exhibit A-1 are hereby deleted in their entirety.
     1.3 Section 2B(2)(i) of the Agreement is amended to delete in its entirety

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clause (i) thereof and to substitute therefore the following: “(i) December 14, 2009 (or if such date is not a Business Day, the Business Day next preceding such date) and”.
     1.4 The Obligors and Prudential (as such term is defined in the Agreement after giving effect to this letter) expressly agree and acknowledge that as of the date hereof the Available Facility Amount is $100,000,000. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE (AS SUCH TERM IS DEFINED IN THE AGREEMENT AFTER GIVING EFFECT TO THIS LETTER) SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
     1.5 Section 10 of the Agreement is amended by inserting the following new Section 10.9 immediately after Section 10.8:
        “10.9. Terrorism Sanction Regulations. The Obligors will not, and will not permit any Restricted Subsidiary, to (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions with any such Person, to the extent that such dealings or transactions violate any provision of any statute or other rule or regulation of any applicable Governmental Authority.”
     1.6 Section 5.16 of the Agreement is amended and restated by deleting Section 5.16 in its entirety and substituting therefore the following:
        “5.16. Foreign Assets Control Regulations, etc. (a) Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
        (b) Neither the Obligors nor any of their Restricted Subsidiaries (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of

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the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person, to the extent that such dealings or transactions violate any provision of any applicable statute or other rule or regulation of any Governmental Authority. The Obligors and the Restricted Subsidiaries are in compliance, in all material respects, with the USA Patriot Act, to the extent applicable to the Obligors and the Restricted Subsidiaries.
        (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, to the extent applicable to the Obligors.”
     1.7 Section 6.2 of the Agreement is amended and restated in its entirety to read as follows:
        “6.2. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
            (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
            (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or

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its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Obligors in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
            (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Obligors in writing pursuant to this clause (d); or
            (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets

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constitute the Source have been disclosed to the Obligors in writing pursuant to this clause (e); or
            (f) the Source is a governmental plan; or
            (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this clause (g); or
            (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
        As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.”
     1.8 Section 10.7 of the Agreement is amended by adding the following at the end of subsection 10.7(k)(v) thereof between the reference to “Net Worth” and the period (“.”) at the end of Section 10.7(k)(v):
        “; provided that, without the prior written consent of the Required Holders, the primary credit facilities of each Obligor shall not become secured by Liens in reliance on this clause (v)”
     1.9 The Agreement (and each of its Schedules and Exhibits) is amended by replacing each reference to “The Prudential Insurance Company of America” with a reference to “Prudential Investment Management, Inc.”
     1.10 Schedule B of the Agreement is amended by adding, or amending and restating, as applicable, the following definitions:
        “Anti-Terrorism Order” shall mean Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
        “Prudential” shall mean Prudential Investment Management, Inc.

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        “Prudential Affiliate” shall mean (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with Prudential and (ii) any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate described in clause (i) acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.
        “USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     1.11 Exhibit A-2 (Form of Shelf Note) to the Agreement is amended by replacing each reference to “the Bank of New York” with a reference to “JPMorgan Chase Bank, National Association”.
     SECTION 2. Representation and Warranty. The Obligors hereby represent and warrant that no Default or Event of Default exists under the Agreement as of the date hereof.
     SECTION 3. Assumption. From and after the date this letter becomes effective in accordance with its terms, Prudential Investment Management, Inc. (“PIM”) hereby assumes from The Prudential Insurance Company of America each of the rights and obligations of “Prudential” under the Agreement. It being understood and agreed that (a) neither The Prudential Insurance Company of America nor any other holder of Notes is hereby assigning any portion of their interests in their respective Notes to PIM and (b) The Prudential Insurance Company of America and each other holder of Notes hereby retain all of their rights, powers, remedies and privileges conferred upon a holder of Notes under the Agreement.
     SECTION 4. Conditions Precedent. This letter shall be deemed effective as of the date hereof upon the return to PIM on or before December 31, 2006 of a counterpart hereof duly executed by the Obligors and Prudential. Upon execution hereof by the Obligors, this letter should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Scott B. Barnett.

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     SECTION 5. Reference to and Effect on Agreement. Upon the effectiveness of this letter, each reference to the Agreement and the Notes in any other document, instrument or agreement shall mean and be a reference to the Agreement and the Notes as modified by this letter. Except as specifically set forth in Section 1 hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
     SECTION 6. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
     SECTION 7. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Tan Vu

Name: Tan Vu
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Tan Vu

Name: Tan Vu
Title: Vice President

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December 14, 2006

Agreed and Accepted:

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ Vincent K. Petrella

Name: Vincent K. Petrella
Title: Senior Vice President and Chief Financial Officer

THE LINCOLN ELECTRIC COMPANY

By:	/s/ Paul R. Klingensmith

Name: Paul R. Klingensmith
Title: Treasurer